Lithia Motors Schedules Release of First Quarter 2012 Results

MEDFORD, OR -- (Marketwire - April 11, 2012) - Lithia Motors, Inc. (NYSE: LAD) today announced that its first quarter 2012 earnings will be released before the market opens on Wednesday, April 25, 2012. A conference call to discuss the earnings results is scheduled for the same day at 10:00 a.m. Eastern Time.

How to Participate
The conference call may be accessed by telephone at (877) 407-8029. To listen live on our website or for replay, visit Investor Relations on www.lithia.com and click on webcasts. A playback of the conference call will be available on April 25, 2012 through May 9, 2012 by calling 877-660-6853 (Conference ID: 392149, Account: 305).

About Lithia
Lithia Motors, Inc. is the ninth largest automotive retailer in the United States. Lithia sells 25 brands of new and all brands of used vehicles at 83 stores, which are located in 11 states. Lithia also arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

For additional information on Lithia Motors, contact John North, VP Finance and Controller at (541) 618-5748.

Sites
www.lithia.com
www.lithiacareers.com
www.assuredservice.com

Lithia Motors on Facebook
http://www.facebook.com/LithiaMotors

Lithia Motors on Twitter
http://twitter.com/lithiamotors

Contact:
John North
VP Finance and Controller
(541) 618-5748